UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SATELLOS BIOSCIENCE INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

200 Bay Street, Suite 2800, Toronto, ON M5J 2J1, Canada	M5J 2J1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares	The Nasdaq Stock Market LLC

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement file number to which this form relates: 333-293229

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered are the common shares in the capital (“Common Shares”) of Satellos Bioscience Inc. (the “Registrant”). The description of the Registrant’s Common Shares under the section captioned “Description of Common Shares” in the short form base shelf prospectus and under the sections captioned, “Certain Canadian Federal Income Tax Considerations”, and “Material United States Federal Income Tax Considerations” in the prospectus supplement to the short form base shelf prospectus, each included in the Registrant’s registration statement on Form F-10 (File No. 333-293229) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on February 5, 2026, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 5, 2026

SATELLOS BIOSCIENCE INC.

By:	/s/ Elizabeth Williams, CPA, CA
Elizabeth Williams, CPA, CA
Chief Financial Officer

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